Amended Employment Agreement

	This Amended Employment Agreement dated as of October 30th, 2008 is agreed to by and between ALTAMIRA INSTRUMENTS, INC, a Delaware corporation (the "Company"), and BROOKMAN P. MARCH, who resides at 105 Cambridge Court, Harwick, Pennsylvania 15049 ("March").

                             WITNESSETH:

	WHEREAS, the Company has employed March as described in the Employment Agreement dated November 30, 2006 (the "Employment Agreement"); and
	WHEREAS, the Company and March desire to amend the Employment Agreement as set forth in this Amended Employment Agreement ("Amended Agreement") which commencing December 1, 2008, except for Paragraph 1 which commencing the date hereof, will supersede all provisions of the Employment Agreement.

	NOW, THEREFORE, it is hereby agreed as follows:

	1.	Employment:  The Company hereby continues the employment of
March for the Term as defined in Paragraph 2 below to perform the duties described in Paragraph 3 hereof, as President and Director of Sales and Marketing of Altamira Instruments, Inc. The Company agrees that March as President shall be deemed an officer of the Company within the meaning and shall be entitled to the rights to indemnification provided to officers of the Company pursuant to its By-laws.

	2.	Employment Term:  The term of this Amended Agreement shall begin on the date after the date of expiration of the Employment Agreement
("Effective Date") and shall continue through November 30, 2010. It may continue thereafter for additional one-year terms but not beyond November
30, 2012 with the mutual consent of the Company and March, which shall be evidenced in writing 90 days or more prior to the end of the previous term.
The period of employment from the date hereof until the last date of employment (the "Termination Date") pursuant to this Agreement is herein referred to as the "Term".

      3.	Employee Duties:  March shall devote his full time and
attention to the business and affairs of the Company, and any subsidiaries, performing duties substantially similar to the duties he has performed during the 12-month period ended the date of execution of this Amended Agreement, as well as such additional duties reasonably designated by the Chief Executive Officer of the Company (the "CEO"), with limits of authority clearly designated. March shall report directly to the CEO. March will perform his duties at the office of the Company in Pittsburgh, Pennsylvania or at such offsite locations as March may reasonably determine his duties may be performed including travel from time to time, as is reasonable and customary.

	4.	Salary:  As compensation hereunder for the duties set forth in
Paragraph 3, March shall be paid by the Company a salary at the rate of $110,000 per annum during the 12 months ended November 30, 2008; $115,000 per annum during the 12 months ended November 30, 2009, which shall increase by $6,900 to $121,900 during the 12 months ended November 30, 2010.
Subject to March's written consent, the Company may pay all or a portion of the $6,900 increase by the issuance of options to purchase shares of the Common Stock of Scientific Industries Inc., the parent of the Company ("SI"). At the sole and absolute discretion of the Board of Directors, the Company may pay March a bonus in addition to the annual compensation in recognition of his services and the results of the Company's operation for the year.
March shall be eligible to be granted stock options under the Scientific Industries Stock Option Plan or any other plan SI may adopt.

	5.  	Expenses:   March is authorized to incur reasonable and
necessary expenses in connection with the discharge of his duties and in promoting the business of the Company. The Company will provide March with, or reimburse him for, a cellular phone, all expenses incurred for operating a laptop computer and wireless connection and suitable software thereon, home fax, an American Express Card annual fee, and dues for membership in one related professional organization, upon presentation on a timely basis of a properly itemized account of such expenditures. All equipment provided to Employee by the Company is the property of the Company.

	6.	Other Benefits:

		a.	During the Term, March shall be entitled to receive
from the Company such medical, hospital, dental, life and disability benefits consistent with those provided to other employees of the Company or of SI.

		b.	March shall accrue annual vacation of 3 weeks during
each 12-month period during the Term.

	7.	Termination:

		a.	In the event of March's death during a Term under this
Amended Agreement, this Amended Agreement shall terminate automatically as of the date of death, except with respect to any accrued but unsatisfied obligation as to salary, benefits and expense reimbursement to the date of death.

		b.	In the event of March's Disability (as hereinafter
defined) during the Term and continuing for thirty (30) consecutive calendar days or sixty (60) calendar days in the aggregate during any twelve (12) consecutive months, the Company shall have the right, by written notice to March, to terminate this Amended Agreement as of the date of such notice, except (i) Paragraphs 8 and 9 shall remain in full force and effect, and (ii) with respect to any accrued but unsatisfied obligation as to salary, benefits and expense reimbursements under this Agreement to the date of such termination. "Disability" for the purposes of this Agreement shall mean March's physical or mental disability so as to render him incapable of carrying out his essential duties under this Agreement.

		c.	The Company has the right to discharge March and
terminate this Amended Agreement for any reason. If such termination is made, notice in writing shall be given as set forth in Paragraph 12.
If such termination is other than for Cause as defined in Paragraph 7(d), the Company shall pay to March severance payments equal to one year's salary at the rate of the compensation March is receiving at the time of termination. All such severance payments shall be payable bimonthly over the following 12 months and March shall receive the benefits set forth in Paragraph 6, subsection a, for a period of two years from termination.

		d.	The Company shall have the right to discharge March and
terminate this Agreement, except Paragraphs 8 and 9 shall remain in full force and effect, for Cause (as hereinafter defined) upon the failure of March to cure the Cause by the end of the 30 day period following delivery of written notice of such termination to March setting forth the Cause. For the purpose of this Agreement, "Cause" shall mean (i) conviction of a felony or
(ii) gross neglect or gross misconduct (including conflict of interest) in the carrying out of March's duties under this Agreement. In the event of a termination by the Company pursuant to this Paragraph 7(d), the Company shall not be under any further obligation to March hereunder except to pay March, subject to the rights and remedies of the Company under the circumstances,
(x) salary and benefits accrued and payable up to the date of such termination, and (y) reimbursement for expenses accrued and payable under Paragraph 5 hereof through the date of termination.

		e.	March may terminate this Amended Agreement for any reason
or no reason upon 90 days written notice in as set forth in Paragraph 12, and all compensation and benefits shall cease upon the date of such notice.

	8.	Non-Competition:

		a.	Subject to the Company not then being in default of its
obligations under this Agreement, March agrees that for a period ending on a date which is two years following the last day of his employment by the Company or a subsidiary of the Company (the "Non-Competition Period"), he shall not:

i.	engage directly or indirectly in the "Restricted Area" as defined below in the business of developing, producing, marketing or selling catalytic research instruments or components, laboratory equipment products or items which the Company during the Term has advised March it, its subsidiary or SI, intends to produce or sell (collectively the "Non-Competition Activities") or;

ii.	perform services (including without limitation as an employee, independent contractor, officer, director or consultant) for, or otherwise be engaged by or have any financial interest in or affiliation with any individual corporation, partnership or any other entity involved in the Non-Competition Activities ("Competitor
Entity") or;

iii.	own, along with his affiliates, including parents, siblings and members of their families, directly or indirectly (the "March
Group"), at least 2% in the aggregate of the outstanding equity interests of any Competitor Entity; provided, however, that nothing contained in this Paragraph 8(a) shall prevent March from purchasing as an investment securities of any corporation whose securities are regularly traded on any national securities exchange or in the over-the-counter market if such purchase would not result in the March Group owning at the time of the purchase more than 3% of the outstanding equity interests of the Competitor Entity.

iv.	Restricted Area shall mean the United States or any other
nation in which the Company or subsidiary engages or, to his knowledge, intends to engage in a Non-Competition Activity.

		b.	During the Non-Competition Period and subject to
the Company's not being in breach of the terms of this Agreement, March shall not solicit or induce any employee of the Company or a subsidiary, to leave its employ.

		c.	If the final judgment of a court of competent
jurisdiction declares that any term or provision of Paragraphs 8(a) or
(b) above, is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

	9.	Confidential Information.

		a.	March agrees that during and after the Term he will not,
directly or indirectly, disclose to any person, or use or otherwise exploit for the benefit of March or for the benefit of anyone other than the Company, any Confidential Information (as defined in Section 9(c)). March shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, March shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order.

		b.	At the request of the Company, March agrees to deliver to
the Company, at any time during the Term, or thereafter, all Confidential Information which March may possess or control. March agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by March during the Term exclusively belongs to the Company (and not to March). March will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership.

		c.	"Confidential Information" means any confidential
information including, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, vendor lists, customer pricing or terms, details of client or consultant contracts, pricing policies, cost information, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any business, scientific or technical information, ideas, discoveries, designs, computer programs (including source or object codes), processes, procedures, formulae, improvements, information relating to the products currently being sold, developed or contemplated, by the Company, or which hereinafter may be sold, developed or contemplated, by the Company through the date of termination of March's employment, including, but not limited to, catalytic research instruments, mixers, including vortex mixers, rotating, shaking or oscillating apparatus; thermoelectric apparatus; or any industrial or laboratory processes, apparatus or equipment relating thereto (the "Products") or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by March not permissible hereunder.

	10.	Key Man Insurance.  March agrees to cooperate with the Company obtaining and maintaining during the Term at its expense a term insurance policy on his life with the Company as the sole beneficiary in such principal amount as may be determined by the Board of Directors of the Company, currently anticipated to be $350,000.

	11.	For Hire.  The Company shall own forever and throughout the world all rights of any kind or nature now or hereafter known in and to all of the product of March's employment hereunder in any capacity and any and all parts thereof relating to the Company's line of business as conducted during any period of March's employment, including, without limitation, patents
(exclusively during the current and renewed or extended term of the patent issued anywhere in the world and thereafter, non-exclusively), trade names, trademarks, copyrights and all other property or proprietary rights in or to any ideas, concepts, designs, drawings, plans, prototypes or any other similar creative works and to the product of any or all of such services, March acknowledging and agreeing that for the foregoing purposes, March is performing his services as the Company's employee-for-hire. Without limiting the generality of the previous sentence, March acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by March or made available to March during his employment by the Company concerning the business of the Company or SI and their respective subsidiaries shall be the property of the Company or SI, as the case may be, and shall be delivered by March to the Company, upon termination of this Agreement or at any other time at the Company's request.

	12. 	 Notices. Any notices pertaining to this Amended Agreement if to the Company shall be addressed to Altamira Instruments Inc., c/o Scientific Industries Inc., 70 Orville Drive, Bohemia, New York, 11716, attention: Chief Executive Officer, with a copy of any notice to the Company to be sent to Leo Silverstein, Esq., Reitler Brown & Rosenblatt LLC, 800 Third Avenue, New York, New York 10022 and if to March shall be addressed to him at his address stated in the opening Paragraph of this Addendum, with a copy of any notice to March to be sent to Schnader Harrison Segal & Lewis LLP, Attention: Jeffrey W. Letwin, Esq. 2700 Fifth Avenue Place, 120 Fifth Avenue, Pittsburgh, Pennsylvania 15222-3010. All notices shall be in writing and shall be deemed duly given if personally delivered or sent by registered or certified mail, overnight or express mail or by telefax. If sent by registered or certified mail, notice shall be deemed to have been received and effective three days after mailing; if by overnight or express mail or by telefax, notice shall be deemed received the next business day after being sent. Any party may change its address for notice hereunder by giving notice of such change in the manner provided herein.

	13.	Entire Agreement.  This Amended Agreement and the Employment
Agreement contain the entire agreement of the parties respecting the subject matter contained herein. Where the terms of the Amended Agreement conflict with the Employment Agreement, the Amended Agreement will be deemed controlling. No modification of any provision hereof shall be effective except by a written agreement signed by the parties hereto. This Amended Agreement may be executed in counterparts (each of which may be transmitted via facsimile) with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

	14.	Miscellaneous.

		a.	This Amended Agreement shall be governed by and construed
in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entirely made and performed therein.

		b.	This Amended Agreement shall be binding upon and inure to
the benefit of the parties, their respective successors, heirs and assigns
(where permitted).

		c.	The waiver by one party hereto of any breach by the other
(the "Breaching Party") of any provision of this Agreement shall not operate or be construed as a waiver of any other (prior or subsequent) breach by the Breaching Party, and waiver of a breach of a provision in one instance shall not be deemed a waiver of a breach of such provision in any other circumstance.

IN WITNESS WHEREOF, the parties hereto have signed this Amended Agreement as of the year and date first above written.

						ALTAMIRA INSTRUMENTS, INC.,

						By  s/s Helena R. Santos
                                    ________________________
						Name: Helena R. Santos
						Title: Chief Executive Officer

						BROOKMAN P. MARCH

						/s/ Brookman P. March
                                    ______________________